Exhibit 99.44

Madrid/Roma, 11 de abril de 2007

Fax nº: 91 585 1662

Muy señores nuestros:		Dear Sirs,

	En cumplimiento de lo dispuesto en el	In compliance with section 82 of Act 24/1988,
	Artículo 82 de la Ley 24/1988, de 28 de julio,	of July 28th, on the Securities Market,
	de Mercado de Valores, ACCIONA, S.A. y	ACCIONA, S.A. and ENEL ENERGY
	ENEL ENERGY EUROPE S.r.L. comunican	EUROPE S.r.L. hereby report the following:
el siguiente:

	HECHO RELEVANTE	RELEVANT INFORMATION

	En el día de hoy ACCIONA, S.A. (en	Following the announcement of the
	adelante “ACCIONA”) y ENEL	unsuccessful outcome of the tender offer for shares
	ENERGY EUROPE S.r.L. (en adelante “ENEL ENERGY	in ENDESA, S.A. (hereinafter,“ENDESA”) launched
	EUROPE”) (en lo sucesivo conjuntamente	by E.ON Zwölfte Verwaltungs GmbH and pursuant
	denominadas como los “Oferentes”), tras la	to the relevant commitments undertaken by the
	publicación del resultado negativo de la oferta	parties, ACCIONA, S.A. (hereinafter,
	pública de adquisición de acciones de ENDESA,	“ACCIONA”) and ENEL ENERGY
	S.A. (en adelante “ENDESA”) formulada	EUROPE S.r.l. (hereinafter, “ENEL
ENERGY EUROPE” and, together with
	por E.ON Zwölfte Verwaltungs GmbH y	ACCIONA, the “Offerors”) have on the date
	en cumplimiento de los compromisos	hereof jointly (mancomunadamente) filed
	asumidos a estos efectos, han presentado	before the Spanish National Securities
	ante la Comisión Nacional del Mercado de	Exchange Commission (“CNMV”) an
	Valores, conjunta y mancomunadamente,	application to have their Tender Offer for
	solicitud de autorización de una Oferta	shares in ENDESA (hereinafter, the
	Pública de Adquisición (en adelante la	“Offer”) authorized, as follows:
“Oferta”) de acciones de ENDESA, cuyas
características principales son las siguientes:

I.-	La Oferta se formula sobre el	I.- The Offer is launched for 100% of
	100% de las acciones emitidas de	the issued shares in ENDESA,
	ENDESA, esto es, 1.058.752.117	namely 1,058,752,117 shares of €
	acciones, cada una de valor	1.20 par value each, representing
	nominal igual a 1,20 euros	100% of the share capital of
	representativas del 100% del	ENDESA.

	capital social de		ENDESA.

II.-	La contraprestación ofrecida a los	II.-	The consideration offered to any
	accionistas de ENDESA que		accepting shareholder in ENDESA
	acepten la Oferta es de 41,30 euros		is € 41.3 per share of ENDESA,
	por acción, pagaderos íntegramente		payable fully in cash. This
	en metálico. La contraprestación de		consideration results from the € 41
	la Oferta se corresponde con el		price per share of ENDESA
	precio de 41 euros por acción de		previously announced by the
	ENDESA que fue anunciado por		Offerors on March 26, 2007,
	los Oferentes el pasado 26 de		increased by the interest that would
	marzo de 2007, y que ha sido		accrue on such amount at a
	incrementado en un importe		three-month EURIBOR rate for the
	equivalente a los intereses que		period running from March 26,
	sobre ese precio de 41 euros se		2007 until May 31, 2007 (rounded
	habrían devengado al tipo		upwards).
EURIBOR a tres meses desde el día 26
de marzo de 2007 hasta el 31 mayo
de 2007 (redondeado al alza).

	El precio de la Oferta será reducido		The Offer consideration will be
	para ajustarlo por el impacto bruto		reduced to reflect the gross effect
	de cualesquiera dividendos,		of any dividends, distributions,
	distribuciones, conceptos		other similar concepts, splits or
	asimilables, splits o aumentos de		share dividends effective from the
	capital liberados que tengan lugar		date hereof through the date on
	desde la fecha de este hecho		which the result the Offer is
	relevante hasta la fecha de		published (both dates included).
publicación del resultado de la Oferta
(ambas fechas incluidas).

III.-	Las obligaciones de pago derivadas	III.-	Any payment obligations resulting
	de la Oferta serán garantizadas		from the Offer shall be secured
	mediante aval bancario que se		pursuant to a bank guarantee to be
	presentará, ante la CNMV dentro		filed with the CNMV within a two
	del plazo de dos días hábiles		business day period as provided for
	establecido al efecto por el Real		under Royal Decree 1197/1991,
	Decreto 1197/1991, de 26 de julio,		dated July 26, governing tender
	sobre régimen de las ofertas		offers.
públicas de adquisición de valores.

IV.-	La eficacia de la Oferta está sujeta	IV.-	The completion of the Offer is
	al cumplimiento íntegro o renuncia		subject to full satisfaction or
	a todas y cada una de las siguientes		waiver of any and all of the
	condiciones:		following conditions:

	(i) la obtención de		(i) that the shares of ENDESA
	aceptaciones de la Oferta		tendered in the Offer,
	comprensivas de acciones		together with any shares of
	de ENDESA que, unidas a		ENDESA held directly or
	las que ostenten los		indirectly by the Offerors,
	Oferentes, directa o		represent more than 50% of
	indirectamente, representen		the share capital of
	más del 50% de las		ENDESA; and
acciones en que se divide el capital
social de ENDESA; y

	(ii) que, con anterioridad a la		(ii) that, before the end of the
	finalización del periodo de		Offer acceptance period, (a)
	aceptación de la Oferta, (a)		ENDESA’s General
	la Junta General de		Shareholders Meeting
	Accionistas de ENDESA		passes the relevant
	adopte los acuerdos		resolutions amending
	necesarios para modificar		sections 32, 37, 38 and 42
	los artículos 32, 37, 38 y 42		of ENDESA’s by-laws, and
	de los estatutos sociales de		(b) such resolutions become
	esta sociedad, y (b) dichos		registered with the Madrid
	acuerdos se inscriban en el		Commercial Registry.
Registro Mercantil de
Madrid.

V.-	Los Oferentes notificarán la	V.-	The Offerors shall notify the
	operación de concentración		concentration resulting from this
	resultante de la Oferta a la		Offer to the European Commission
	Comisión Europea de acuerdo con		pursuant to Regulation (EC)
	lo dispuesto en el Reglamento (CE)		139/2004, dated January 20, on the
	139/2004, de 20 de enero, sobre el		control of concentrations between
	control de las concentraciones		undertakings, and will also file any
	entre empresas, además de		applicable notifications with the
	presentar las notificaciones que		antitrust authorities of any other
	procedan ante autoridades de		jurisdiction.
competencia de países terceros.

VI.-	La Oferta está sujeta, legalmente, a	VI.-	The Offer is subject, legally, to any
	la obtención de las autorizaciones		applicable administrative
	administrativas correspondientes.		authorisations. To that end, the
	A tal fin, los Oferentes procederán		Offerors will file the relevant
	a presentar las correspondientes		applications for authorisation and
	solicitudes de autorización y		notifications with the National
	notificaciones ante la Comisión		Energy Commission (Comisión
	Nacional de Energía y ante la		Nacional de Energía) and with the
	Secretaría General de Energía del		Spanish Energy General Secretariat

	Ministerio de Industria, Turismo y	(Secretaría General de Energía) of
	Comercio, así como ante otras	the Ministry of Industry, Tourism
	autoridades regulatorias de países	and Commerce (Ministerio de
	terceros.	Industria, Turismo y Comercio) as
well as with any administrative
authorities of any other
jurisdiction.

VII.-	Dado que las acciones de ENDESA	VII.- Given that the shares in ENDESA
	están admitidas a negociación en la	are admitted to trading on the New
	Bolsa de Valores de Nueva York	York Stock Exchange as ADSs
	(NYSE o New York Stock	(American Depositary Shares) and
	Exchange) bajo la forma de ADSs	on the Off Shore Exchange
	(American Depositary Shares) y en	(Registro de Valores Extranjeros)
	la Bolsa Off Shore (Registro de	in Santiago de Chile, the Offerors
	Valores Extranjeros) de Santiago	shall comply with any applicable
	de Chile, los Oferentes cumplirán	legal regulations requiring the
	con cuantas formalidades sean	launching or extension of the
	legalmente exigibles para la	Offer, as the case may be, to such
	realización o extensión de la Oferta	jurisdictions.
a estas jurisdicciones.

VIII.-	Una vez autorizada la formulación	VIII.- Once the Offer is authorized and
	y publicación de la Oferta por la	announced by the CNMV, the
	CNMV, el folleto explicativo de la	relevant prospectus and
	misma y documentación que la	accompanying documentation shall
	acompaña se pondrán a disposición	be made available to the general
	del público en la forma y plazos	public as and when required by
	legalmente establecidos.	applicable laws.

11 de abril de 2007		April 11, 2007

Atentamente/Yours sincerely,

ACCIONA, S.A.		ENEL ENERGY EUROPE, S.r.L.

P.p.		P.p.